                                                                      EXHIBIT 23









                          INDEPENDENT AUDITORS' CONSENT






The Board of Directors of TCF Financial Corporation and
    The Plan Sponsor and Plan Administrator of the
    TCF Employees Stock Purchase Plan:

We consent to the incorporation by reference in the registration statement (No. 33-43030) on Form S-8 of TCF Financial Corporation of our report dated June 14, 2002 with respect to the statements of net assets available for plan benefits of the TCF Employees Stock Purchase Plan as of December 31, 2001 and 2000, the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 2001, and related schedules as of and for the year ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 11-K of the TCF Employees Stock Purchase Plan.




                                                            /s/ KPMG LLP



Minneapolis, Minnesota
June 28, 2002